                                                             OMB APPROVAL
                                                      --------------------------
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                                                      Expires:   August 31, 2004
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                Littelfuse, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 30, 2004

         The annual meeting of the stockholders of Littelfuse, Inc. (the "Company") will be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday, April 30, 2004, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy
Statement:

         1. To elect seven directors to serve a term of one year or until their successors are elected;

         2. To approve and ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending January 1, 2005;

and to transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Stockholders of record of the Company at the close of business on March 12, 2004, will be entitled to vote at the meeting.

         PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                Mary S. Muchoney
                                    Secretary

March 26, 2004

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                 APRIL 30, 2004

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on April 30, 2004.

         Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

         This Proxy Statement and form of proxy are first being mailed to stockholders on or about March 26, 2004. The Company's 2003 annual report, including audited financial statements, is included in this mailing.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND A VOTE FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AS DISCUSSED IN PROPOSAL 2.

                                     VOTING

         Stockholders of record on the books of the Company at the close of business on March 12, 2004, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Company's headquarters located at 800 East Northwest Highway, Des Plaines, Illinois 60016 and at LaSalle Bank N.A., 135 South LaSalle Street, Chicago, Illinois 60603. The Company had outstanding on March 12, 2004, 22,059,993 shares of its Common Stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

         The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as directors of the Company and FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors. In the event any nominee for director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted at the discretion of management.

         The Company's bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote "against" the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors. With respect to the election of directors, the seven nominees who receive the most votes at the meeting will be elected.

                   OWNERSHIP OF LITTELFUSE, INC. COMMON STOCK

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 12, 2004, by each director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the directors and executive officers of the Company as a group. Information concerning persons known to the Company to be beneficial owners of more than 5% of its Common Stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the Securities and Exchange Commission (the "Commission").

                                                                      NUMBER OF SHARES OF
                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED(1)
                                                                    -----------------------
                                                                    SHARES          PERCENT
                                                                    ------          -------
Ariel Capital Management, Inc...................................   3,248,620          13.9%
307 North Michigan Avenue, Suite 500
Chicago, Illinois 60601

T. Rowe Price Associates, Inc.(2)...............................   2,672,844          11.5%
100 E. Pratt Street
Baltimore, Maryland 21202

American Century Investment Management .........................   1,840,319           7.9%
Twentieth Century Tower
4500 Main St.
Kansas City, MO 64111

                                                                      NUMBER OF SHARES OF
                                                                        COMMON STOCK
                                                                     BENEFICIALLY OWNED(1)
                                                                    -----------------------
                                                                    SHARES          PERCENT
                                                                    ------          -------
Howard B. Witt..................................................     584,800          2.5%

John P. Driscoll................................................      28,512            *

Anthony Grillo(3)...............................................      57,367            *

Bruce A. Karsh(4)...............................................     153,710            *

John E. Major...................................................      48,752            *

Gordon Hunter...................................................       5,296            *

Ronald L. Schubel...............................................       5,423            *

Kenneth R. Audino...............................................      88,000            *

Philip G. Franklin..............................................      80,000            *

All current directors and executive officers as a group (13
     persons)...................................................   1,159,688          5.0%

* Indicates ownership of less than 1% of Common Stock.

-------------
(1) The number of shares listed includes an aggregate of 808,300 shares of Common Stock, which may be acquired through the exercise of stock options within 60 days of March 12, 2004.

(2) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Includes 11,567 shares of Common Stock held in an IRA and in trust for Mr. Grillo's children.

(4) Includes 14,000 shares of Common Stock held in an IRA and in trust for Mr. Karsh's children.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, requires the Company's executive officers, directors and holders of more than 10% of the Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended January 3, 2004, its executive officers and directors complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its executive officers and directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for director, all of whom are now serving as directors of the Company, are listed below together with certain biographical information as of March 12, 2004. Except as otherwise indicated, each nominee for director has been engaged in his present principal occupation for at least the past five years.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW AS DIRECTORS.

         Howard B. Witt, age 63, has been a director of the Company since November 1991 and President and Chief Executive Officer since 1990. In May 1993, Mr. Witt was elected as the Chairman of the Board of the Company. Prior to his appointment as President and Chief Executive Officer, Mr. Witt served in several other key management positions since joining the Company as Operations Manager in 1979. Mr. Witt serves as a director of Franklin Electric Co., Inc., a reporting company under the Exchange Act, and is a member of the Electronic Industries Alliance Board of Governors. He also serves as a director of the Artisan Mutual Fund, a reporting company under the Exchange Act.

         John P. Driscoll, age 68, has been a director of the Company since February 1998. Mr. Driscoll is President of Jack Driscoll Enterprises, Inc., a management consulting firm. In June of 1998 Mr. Driscoll retired as Executive Vice President of Murata Electronics North America, Inc. where he was responsible for corporate policy and strategy and oversaw government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales, was appointed Senior Vice President Marketing and Sales in 1985 and assumed the position of Executive Vice President in 1995. Mr. Driscoll is a former Vice President of the Components Group of the Electronic Industry Alliance, and a nineteen-year member of its Board of Governors. He was also affiliated with the Electronics Component and Technology Conference and the Japan American Society. Mr. Driscoll has been determined to be "independent" under NASDAQ listing standards.

         Anthony Grillo, age 48, has been a director of the Company since December 1991. Mr. Grillo is a Senior Managing Director of Evercore Partners, Inc. where he has founded the restructuring practice for the firm. For two years prior, Mr. Grillo was a Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. For eight years previous, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. During those years, he was the co-founder of Blackstone's Restructuring and Reorganization Group, Chief Operating Officer of the firm's M&A practice and a member of its Investment Committee. Mr. Grillo serves on the Board of Directors of Iasis Healthcare International, Inc., and Loews Cineplex Entertainment, reporting companies under the Exchange Act. Mr. Grillo has been determined to be "independent" under NASDAQ listing standards.

         Gordon Hunter, age 52, has been a director of the Company since June 2002, and became the Chief Operating Officer of the Company in November, 2003. Prior to joining the Company, Mr. Hunter was Vice President, Intel Communications Group, and General Manager, Optical Products Group. Mr. Hunter was responsible for managing Intel's access and optical communications business segments within the Intel Communications Group. Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation . He also served in a variety of positions during a

20-year career at Raychem Corporation, including Vice President of commercial electronics and a variety of sales, marketing, engineering and management positions.

         Bruce A. Karsh, age 48, has been a director of the Company since December 1991. Mr. Karsh is President and co-founder of Oaktree Capital Management, LLC, an investment advisory firm with over $27 billion of assets under management. Prior to that, Mr. Karsh established the TCW Special Credits group of funds at The TCW Group, Inc. and had primary portfolio management responsibility for their operation. Mr. Karsh has been determined to be "independent" under NASDAQ listing standards.

         John E. Major, age 58, has been a director of the Company since December 1991. Mr. Major is President of MTSG, a strategic consulting and investments company. Previously, he was Chairman and CEO of Novatel Wireless Inc., which provides wireless data access solutions for PDAs and notebook PCs. Previously he was Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture. Before joining Wireless Knowledge in 1998, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Staff Chief Technical Officer at Motorola, Inc. Mr. Major serves on the Board of Directors of Verilink Corporation, Broadcom Corporation and Lennox International Inc., all reporting companies under the Exchange Act. Mr. Major has been determined to be "independent" under NASDAQ listing standards.

         Ronald L. Schubel, age 60, has been a Director of the Company since June 2002. Mr. Schubel is Corporate Executive Vice President and President of the Americas Region for Molex Incorporated, a global manufacturer of interconnect systems. He began his career with Molex in 1981, spending four years in Singapore as President of the Far East South Region. Prior to joining Molex, Mr. Schubel worked for General Motors for 15 years. His last position with General Motors was Director of Operations for the Packard Electronics Division. Mr. Schubel has been determined to be "independent" under NASDAQ listing standards.

INFORMATION CONCERNING BOARD OF DIRECTORS AND ITS COMMITTEES

         COMPENSATION OF DIRECTORS. Directors who are not employees of the Company are paid an annual Director's fee of $30,000, $1,500 for each of the four regularly scheduled Board meetings attended and $500 for attendance at any special teleconference Board or Committee meetings, plus reimbursement of reasonable expenses relating to attendance at meetings. The Chairman of the Audit Committee is paid an additional $6,000 annually and the Chairman of the Compensation Committee is paid an additional $3,000 annually. No fees are paid to Directors who are also full-time employees of the Company.

         Under the Littelfuse Deferred Compensation Plan for Non-employee directors, a non-employee Director, at his election, may defer receipt of his director's fees. Such deferred fees are used to purchase shares of Littelfuse Common Stock, and such shares and any distributions thereon are deposited with a third party trustee for the benefit of the director until the director ceases to be a director of the Company. All non-employee directors have elected to be compensated in Common Stock under the deferred compensation plan.

         The 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "1993 Stock Plan") provides for a grant at each annual meeting of the Board of Directors to each non-employee Director of non-qualified stock options to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. Accordingly, on May 2, 2003, Messrs. Driscoll, Grillo, Hunter, Karsh, Major and Schubel were each granted an option to purchase 5,000 shares of Common Stock. Mr. Hunter was an independent director before becoming Chief Operating Officer of the Company in November, 2003.

         ATTENDANCE AT MEETINGS. The Board of Directors held nine meetings during 2003. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is the policy of the Company that all of the directors attend the annual meeting of the stockholders of the Company.

         Independent members of the Board of Directors of the Company meet in executive session without management present at least two times per year. Stockholders wishing to communicate directly with independent directors should communicate in writing to the Corporate Secretary of the Company, who will in turn promptly forward such communication to the directors.

         AUDIT COMMITTEE. It is the responsibility of the Audit Committee to, among other things, (i) recommend each year to the Board of Directors independent auditors to audit the financial statements of the Company and its consolidated subsidiaries, (ii) review the scope of the audit plan, (iii) discuss with the auditors the results of the Company's annual audit and any related matters, (iv) pre-approve all audit services; (v) pre-approve all permissible non-audit services to be performed by the Company's auditors; and
(vi) review transactions posing a potential conflict of interest among the Company and its Directors, officers and affiliates. A copy of the Audit Committee Charter, amended as of May 2, 2003, is included as Appendix A to this Proxy Statement and is also available on the Company's website at www.littelfuse.com. The Audit Committee met nine times in 2003. Members of the Audit Committee are John E. Major, Ronald L. Schubel and Anthony Grillo, the Chairman of the Committee, all of whom have been deemed to be "independent" under the Sarbanes Oxley Act of 2002. The Board of Directors has determined that Anthony Grillo is an "audit committee financial expert" based on his experience as a certified public accountant, investment banker and private equity investor. Mr. Grillo is independent from management.

         NOMINATING COMMITTEE. It is the responsibility of the Nominating Committee to identify individuals qualified to serve on the Board of Directors and to recommend those individuals the Board should nominate for election at the Company's annual meeting of stockholders. The Nominating Committee will consider nominees for the Board of Directors recommended by stockholders, using the same evaluation process as for any other candidate. Recommendations should be submitted to the Secretary of the Company at the Company's principal executive offices. The Board of Directors has adopted a charter for the Nominating Committee. A copy of that charter is attached as Appendix B to this Proxy Statement and is also available on the Company's website at www.littelfuse.com. The Nominating Committee did not meet during fiscal 2003; however, on February 6, 2004, the Nominating Committee met to evaluate and to nominate the persons who would be standing for election as directors at the Company's 2004 annual stockholders' meeting. The Nominating Committee reviewed the performance of all of the current members of the Board of Directors and determined that all of the current directors should be nominated for re-election. In making this recommendation, consideration was given to matters such as attendance at meetings, preparation for meetings, input at meetings, interaction with other board members, and other tangible or intangible benefits their service as directors brought to the Company. No other candidates were recommended or evaluated. Members of the Nominating Committee are John P. Driscoll and Bruce A. Karsh.

Director Qualification Standards

         The Nominating Committee will take into consideration such factors as it deems appropriate, including the following:

     -   Experience as an executive or director of a publicly traded company;

     -   Familiarity with the business of the Company and its industry;

     - Availability to actively participate in meetings of the Board of Directors and attend the annual meeting of stockholders;

     - Knowledge and experience in the preparation or evaluation of financial statements;

     -   Diversity;

     - Satisfaction of the criteria for independence established by the Commission and NASDAQ listing standards, as they may be amended from time to time; and

     - Ability to interact in a productive manner with the other members of the Board of Directors.

         COMPENSATION COMMITTEE. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to compensation and benefit programs, including the stock-based plans, for Directors and executive officers of the Company and its subsidiaries. The Compensation Committee met eight times in 2003. Members of the Compensation Committee are Bruce A. Karsh and John P. Driscoll, the Chairman of the Committee. Gordon Hunter resigned from the Compensation Committee when he became the Chief Operating Officer of the Company.

         TECHNOLOGY COMMITTEE. It is the responsibility of the Technology Committee to review the research and development activities of the Company and ensure the Company maximizes the use of technology throughout the organization. The Technology Committee met eight times in 2003. Members of the Technology Committee are John E. Major, Ronald L. Schubel and Gordon Hunter, the Chairman of the Committee.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Chief Executive Officer and each of the other three most highly compensated executive officers (the "named executive officers") for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                                          AWARDS
                                                                             ---------------------------------
                                                   ANNUAL COMPENSATION        RESTRICTED         SECURITIES
                                                 ------------------------    STOCK AWARDS        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       SALARY($)    BONUS($)(1)       ($)(2)         OPTIONS/SARS(#)   COMPENSATION($)(3)
---------------------------           ----       ---------    -----------    ------------      ---------------   ------------------
Howard B. Witt......................  2003        530,000       363,120         172,920            65,000              59,681
Chairman of the Board,                2002        500,000       309,301               0            65,000             116,974
President and                         2001        475,000             0               0            65,000             164,459
Chief Executive Officer

Philip G. Franklin..................  2003        275,000       157,769         144,100            22,000               1,551
Vice President, Operations Support    2002        250,000       120,956               0            22,000               1,546
and Chief Financial Officer           2001        225,000             0               0            22,000               1,546
                                                   65,000        35,000               0            50,000              31,437
Gordon Hunter (4)...................  2003
Chief Operating Officer

Kenneth R. Audino...................  2003        180,000        88,814         144,100            15,000               3,806
Vice President                        2002        167,000        71,311               0            15,000               2,325
                                      2001        160,000             0               0            15,000               2,270

(1) The amounts disclosed in this column are awards under the Company's Annual Incentive Compensation Program.

(2) In 2003, the Compensation Committee granted restricted shares awards under the 1993 Stock Plan to Mr. Witt for 6,000 shares of Common Stock and to each of Messrs. Audino and Franklin for 5,000 shares of Common Stock. The restricted shares subject to such awards had values listed in the table based upon a $28.82 share average of the high and low "sales" price of Common Stock as reported on The NASDAQ Stock Market on January 2, 2004. These restricted shares awards are subject to the Company attaining certain financial performance goals relating to return on net tangible assets and earnings before interest, taxes, depreciation and amortization during the three-year period ending December 31, 2005.

(3) The amounts disclosed in this column represent the compensation value to the named executive officers of life insurance premiums paid by the Company for life insurance policies on the lives of Messrs. Witt, Franklin, Hunter and Audino. The amounts also include the amount representing total imputed interest from interest-free loans obtained by Mr. Witt from the Company pursuant to the Littelfuse Executive Loan Program in fiscal 2001 and 2002. Total imputed interest for Mr. Witt was $152,874 in fiscal 2001; $103,737 in fiscal 2002; and $53,526 in fiscal
       2003.

(4) Mr. Hunter joined the Company as Chief Operating Officer effective November 3, 2003. He was not employed by the Company in any capacity prior to such date. All 2003 compensation data presented is as of November 3, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in fiscal 2003 to the named executive officers.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION FOR
                                                  INDIVIDUAL GRANTS                                      OPTION TERM(1)
                                ------------------------------------------------------------       -------------------------
                                                   PERCENTAGE
                                 NUMBER OF          OF TOTAL
                                 SECURITIES       OPTIONS/SARS
                                 UNDERLYING         GRANTED TO        EXERCISE
                                OPTIONS/SARS       EMPLOYEES IN         PRICE     EXPIRATION
           NAME                  GRANTED(#)       FISCAL YEAR(2)      ($/SHARE)     DATE(3)          5%($)           10%($)
----------------------------------------------------------------------------------------------------------------------------
Howard B. Witt..........            65,000            17.0%              20.24      5/2/2013        825,256        2,093,356
Philip G. Franklin.......           22,000             5.8%              20.24      5/2/2013        279,317          708,520
Gordon Hunter...........            30,000             7.9%              28.08     11/7/2013        529,781        1,342,569
                                    20,000             5.2%               7.00     11/7/2013        774,787        1,316,646
Kenneth R. Audino......             15,000             3.9%              20.24      5/2/2013        190,444          483,082

------------
(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 381,750 shares to employees in fiscal 2003.

(3) The options granted to Messrs. Witt, Franklin and Audino become exercisable in 20% increments on May 2, 2004-2008. The options granted to Mr. Hunter become exercisable in 20% increments on November 7, 2004-2008. The options expire 10 years after the grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information on option exercises in fiscal 2003 by the named executive officers and the value of such officers' unexercised options at January 3, 2004.

                                                                  NUMBER OF SECURITIES
                                SHARES                            UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                              ACQUIRED ON                              OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS AT
                                EXERCISE      VALUE REALIZED           JANUARY 3, 2004(1)                JANUARY 3, 2004($)(2)
         NAME                      (#)             ($)(3)       -----------------------------      ---------------------------------
                              ------------------------------    EXERCISABLE     UNEXERCISABLE      EXERCISABLE         UNEXERCISABLE
Howard B. Witt.........           10,000           83,849         364,000           194,000         2,652,842             895,520
Philip G. Franklin.......              0                0          50,400            67,600           370,900             353,700
Gordon Hunter..........                0                0           1,000            59,000             5,210             515,190
Kenneth R. Audino......            6,000           71,069          65,200            44,800           377,777             206,922

(1)    Subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the average high and low "sales" price of shares of the Common Stock as reported on The NASDAQ Stock Market on January 2, 2004 ($28.82).

(3) Market value of underlying securities at exercise date (closing price as reported on The NASDAQ Stock Market on exercise date), minus the exercise price of in-the-money options.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL EMPLOYMENT AGREEMENTS ENTERED INTO WITH EXECUTIVE OFFICERS

         The Company entered into an employment agreement dated August 8, 2003, with Howard B. Witt, the Chairman, President and Chief Executive Officer of the Company. His employment agreement has a term ending on December 31, 2004, and provides that Mr. Witt will receive an annual salary of no less than $530,000, plus bonuses to be determined from time to time by the Board of Directors of the Company. To the extent he is otherwise eligible during the term of his Employment Agreement, Mr. Witt will participate in and receive the benefits of any and all stock options, pension, retirement, vacation, profit sharing, health, disability insurance and other benefit plans, programs and policies maintained by the Company.

         Mr. Witt's employment agreement provides that during its term, but subject to election and removal by the Board of Directors of the Company, Mr. Witt will serve as Chairman, President and Chief Executive Officer of the Company.

         In the event that the Company were to terminate Mr. Witt's employment without Cause (as defined in his employment agreement), or Mr. Witt were to terminate his employment for Good Reason (as defined in his employment agreement), he would continue to be paid the compensation he would otherwise have earned for the remaining balance of the term of his employment agreement plus monthly payments equal to one-half of the monthly salary which was payable to him during the month immediately preceding the date of such termination for a period of twenty-four months commencing January 1, 2005, in lieu of the compensation which would have been paid to Mr. Witt by the Company under his consulting agreement described below.

         Mr. Witt has agreed that he will not compete with the Company for a period of two years after any termination of his employment during the term of his employment agreement, unless the Company shall terminate his employment without Cause or Mr. Witt terminates his employment for Good Reason.

         In the event Mr. Witt continues as an employee of the Company for the entire term of his employment agreement, the Company and he have agreed to enter into a two-year consulting agreement which will pay Mr. Witt monthly, during the consulting period, an amount equal to one-half of the monthly salary payable to him during the last month of full-time employment with the Company and which will require him to provide certain consulting services to the Company. If so requested by the Board of Directors of the Company and elected by the stockholders of the Company, Mr. Witt has agreed to serve as a Director of the Company during the two-year term of his consulting agreement.

         The Company entered into change of control employment agreements dated August 8, 2003, with Mr. Witt, dated September 1, 2001, with Kenneth R. Audino, Philip G. Franklin and Mary S. Muchoney and dated November 3, 2003, with Gordon Hunter. These change of control employment agreements are designed to provide these individuals with certain employment and compensation protection in the event that there was a Change of Control (as defined in these agreements) with respect to the Company at any time prior to December 31, 2004, with respect to Mr. Witt, and prior to September 1, 2006, with respect to the others. If such a Change of Control were to occur and any of these individual's employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined in these agreements), or if during these time periods any of these individuals were to terminate his or her employment for Good Reason (as defined in these agreements), then the Company would be obligated to make the payments described below for the benefit of these individuals.

         Under Mr. Witt's change of control employment agreement, and in order to compensate Mr. Witt for the compensation he would have received under his consulting agreement, Mr. Witt's annual base salary would be increased by $250,000 and the Company would pay him his compensation which had accrued prior to the date of termination, including an annualized bonus, plus an amount equal to the product of two times the sum of Mr. Witt's annual base salary plus bonus. Additionally, the Company would contribute on behalf of Mr. Witt to the Company's Supplemental Executive Retirement Plan (the "SERP") an amount equal to the amount which would have been credited to Mr. Witt's account under the SERP if Mr. Witt had continued in the employment of the Company for an additional two years after the date of termination and Mr. Witt's SERP account balance would no longer be subject to forfeiture in the event he were to be employed by a competitor of the Company.

         In the event any payments received by Mr. Witt upon a Change of Control would require him to pay the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make an additional payment to Mr. Witt in an amount such that, after payment by Mr. Witt of such excise tax, Mr. Witt would retain the same amount of the payments made by the Company to him which he would have retained if he had not paid the excise tax.

         With respect to the other individuals, under their change of control employment agreements they will be paid their accrued compensation and annualized bonus, and will receive an amount equal to two times the sum of their annual salary plus bonus, two additional years of crediting under the SERP and two years of continuing medical insurance benefits. They will also receive the excise tax "gross-up" payment described above. Additionally, if any individual were to terminate his employment with the Company for Good Reason (as defined in these agreements) or be terminated by the Company other than for Cause (as defined in these agreements) during the two-year period following a Change of Control the individual's account balance under the SERP would not be subject to forfeiture in the event he were to work for a competitor of the Company.

         Unless the Company were to terminate Mr. Witt's employment for Cause or Mr. Witt were to terminate his employment with the Company without Good Reason, upon any termination of Mr. Witt's employment with Littelfuse (either during the term of his employment agreement or his change of control employment agreement) he will receive the following benefits: (1) all of Mr. Witt's outstanding stock options would vest and he would have three years after any such termination to exercise these stock options; and (2) Mr. Witt and his spouse would continue to receive for ten years after any such termination life insurance and medical insurance benefits comparable to those which were being provided to Mr. Witt and his spouse immediately prior to such termination.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

         The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant to SAS 61, including the accounting methods used in the audit. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with auditor's independence.

         The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held nine meetings during fiscal 2003.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2004 for filing with the Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended January 1, 2005.

                                 Audit Committee

                                 Anthony Grillo (Chairman)

                                  John E. Major

                                Ronald L. Schubel

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee administers the Company's executive cash and benefits compensation program.

         The goals of the Company's integrated executive compensation program are to:

         1. Pay competitively to attract, retain and motivate a high-quality senior management team;

         2. Link annual salary increases to the attainment by each executive officer of individual performance objectives;

         3. Tie individual incentive cash compensation to Company and individual performance goals; and

         4. Align executive officers' financial interests with stockholder value.

         As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive officer's exercise of stock options (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the control of the Compensation Committee may also affect the deductibility of compensation, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the Company's other compensation goals.

SALARIES

         The Compensation Committee's determination of each executive officer's base salary is designed to accomplish two goals. The first goal is to pay executive officers competitively to attract, retain and motivate a high-quality senior management team. The second goal is to link annual salary increases to the attainment by each executive officer of individual performance objectives. The base salary of each executive officer is targeted to be within a range of 80% to 120% of the average base salary received by executive officers in similar positions with manufacturing companies having comparable annual sales.

         In determining the base salary to be paid to each executive officer other than the Chief Executive Officer (the "Other Executive Officers"), the Compensation Committee reviews recommendations prepared by the Chief Executive Officer. These recommendations are based, in part, on executive compensation surveys. These recommendations are also based on the executive officer's attainment of individual performance objectives. After consultation with the Chief Executive Officer, the Compensation Committee reviews the recommendations and the supporting executive compensation review. The Compensation Committee then determines the annual base salary of each of the Other Executive Officers. The determination of the Chief Executive Officer's annual base salary is specifically discussed below.

ANNUAL INCENTIVE COMPENSATION PROGRAM

         The Annual Incentive Compensation Program is designed to accomplish the goal of tying incentive cash compensation to Company and individual performance goals. The Compensation Committee annually approves the Annual Incentive Compensation Program and, after consultation with the Chief Executive Officer, delegates the administration of the program as it relates to the Other Executive Officers to the Chief Executive Officer. The Compensation Committee administers the program as it relates to the Chief Executive Officer.

         The Chief Executive Officer establishes a minimum, target and a maximum amount that may be awarded to each of the Other Executive Officers as an annual incentive compensation award. The target and maximum amounts established for each of the Other Executive Officers are percentages of such executive officer's base salary. These amounts are established by the Chief Executive Officer with input from compensation survey data. In determining each of the Other Executive Officers' total award, Company performance is determined based on the achievement by the Company of specified financial objectives, which may include sales, earnings before interest and taxes and cash flow, while individual performance is determined based on each of the Other Executive Officers' achievement of specified performance objectives. At the end of each fiscal year, the amount of the total award paid to each of the Other Executive Officers is determined based on Company and individual performance using the mathematical formula previously established by the Chief Executive Officer and the Chief Financial Officer under the program. The determination of whether each of the Other Executive Officers achieved his or her specified performance objectives is made by the Chief Executive Officer after consulting with the Compensation Committee. The Compensation Committee, in administering the Annual Incentive

Compensation Program as it relates to the Chief Executive Officer, makes all of the determinations described above with respect to the Chief Executive Officer.

STOCK OPTIONS

         The stock-based compensation programs of the Company are administered by the Compensation Committee. The granting of stock options by the Compensation Committee is designed to accomplish the goal of aligning the financial interests of executive officers with stockholder value. The number of stock options granted to executive officers is determined by the executive officer's position and responsibilities. Grants of stock options are intended to recognize different levels of contribution to the achievement by the Company of its performance goals as well as different levels of responsibility and experience as indicated by each executive officer's position. Generally, all stock options granted to executive officers have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 1999, stock options with an exercise price below fair market value were granted to Mr. Franklin upon commencement of his employment with the Company and in 2003 stock options with an exercise price below fair market value were granted to Mr. Hunter upon commencement of his employment with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Compensation Committee increased Mr. Witt's 2003 base salary from his 2002 base salary due to his performance as Chief Executive Officer and the relationship of his compensation to the compensation of chief executive officers of peer group companies. This increase was based, in part, on Mr. Witt's attainment of individual performance objectives.

         Mr. Witt's total award under the Annual Incentive Compensation Program is determined based on Company and individual performance using the mathematical formula established under the program by the Compensation Committee prior to the beginning of each fiscal year.

         The Compensation Committee in 2003 granted Mr. Witt options to purchase 65,000 shares of Common Stock. The number of stock options granted to Mr. Witt reflects the Compensation Committee's recognition of the performance of his duties as the Chief Executive Officer.

                                        COMPENSATION COMMITTEE

                                        John P. Driscoll (Chairman)
                                         Bruce A. Karsh

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the preceding Report of the Compensation Committee on Executive Compensation and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

         The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Non-Financial Index, the Russell 2000 Index and the Dow Jones Electrical Components and Equipment Industry Group Index. The Company has included the Dow Jones Electrical Components and Equipment Industry Group Index for the first time. In future years, the Company does not intend to include the NASDAQ Non-Financial Index. The Company believes that the Russell 2000 Index and the Dow Jones Electrical Components and Equipment Industry Group Index, more appropriately, represent a broad market index and peer industry group for total return performance comparison.

         The Russell 2000(R) Index consists of the 2,000 smallest companies, including the Company.

         The Dow Jones Electrical Components and Equipment Industry Group Index includes the Common Stock of Actuant Corp. Class A, Acuity Brands, Inc., American Power Conversion Corp., American Standard Cos. Inc., Ametek, Inc., Artesyn Technologies, Inc., AVX Corp., Ballard Power Systems Inc., Benchmark Electronics, Inc., C&D Technologies, Inc., Celestica, Inc., Checkpoint Systems, Inc., Cooper Industries, Inc., CTS Corp., FuelCell Energy, Inc., Gennum Corp., GrafTech International Ltd., Hubbell Inc. Class B, Integrated Circuit Systems, Inc., Jabil Circuit, Inc., Kemet Corp., Littelfuse, Inc., Methode Electronics, Inc. Class A., Molex, Inc. and Molex, Inc. Class A, Onex Corp., Park Electrochemical Corp., Plexus Corp., Plug Power, Inc., Power-One, Inc., Sanmina-SCI Corp., Solectron Corp., SPX Corp., Technitrol, Inc., Thomas & Betts Corp., Three-Five Systems, Inc., Vicor Corp., Vishay Intertechnology, Inc. and York International Corp.

                                          1998    1999    2000    2001    2002   2003
                                          ----    ----    ----    ----    ----   ----
Littelfuse, Inc.                          $100    $126    $149    $136    $90    $149

NASDAQ Non-Financial                      $100    $196    $114    $ 88    $57    $ 88

Russell 2000                              $100    $120    $115    $116    $91    $132

Dow Jones Electrical Components and
Equipment Industry Group Index            $100    $146    $ 89    $ 63    $37    $ 61

         In the case of the NASDAQ Non-Financial Index, the Russell 2000 Index and the Dow Jones Electrical Components and Equipment Industry Group Index, a $100 investment made on December 31, 1998, and reinvestment of all dividends is assumed. In the case of the Company, a $100 investment made on December 31, 1998 is assumed (the Company paid no dividends in 1999, 2000, 2001, 2002 or 2003). Returns are at December 31 of each year, with the exception of 2000, 2001, 2002 and 2003 for the Company, which are at December 30, 2000, December 29, 2001, December 28, 2002, and January 3, 2004 respectively.

         PENSION PLAN TABLE

         The Company has two non-contributory retirement plans in which the named executive officers participate. One of these plans is a defined benefit, qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a defined contribution, non-qualified Supplemental Executive Retirement Plan ("SERP"). The total annual combined pension benefits payable under the Qualified Plan and SERP to the named executive officers are determined on the basis of a final five-year average annual compensation formula.

         The compensation covered by the retirement plans for each of the named executive officers is the sum of the amounts reported in the salary and bonus columns of the Summary Compensation Table. The table shows the total combined annual pension benefits payable under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 62.

                                                             YEARS OF SERVICE
   FINAL AVERAGE        --------------------------------------------------------------------------------------------
    COMPENSATION           10              15               20               25               30               35
$  125,000.........     $ 59,350        $ 72,892         $ 72,892         $ 72,892         $ 72,892         $ 72,892
   150,000.........       72,892          89,142           89,142           89,142           89,142           89,142
   175,000.........       86,433         105,392          105,392          105,392          105,392          105,392
   200,000.........       99,975         121,642          121,642          121,642          121,642          121,642
   225,000.........      113,517         137,892          137,892          137,892          137,892          137,892
   250,000.........      127,058         154,142          154,142          154,142          154,142          154,142
   300,000.........      154,141         186,642          186,642          186,642          186,642          186,642
   400,000.........      208,308         251,642          251,642          251,642          251,642          251,642
   500,000.........      262,474         316,642          316,642          316,642          316,642          316,642

-------------------
(1) Payable in the normal form of payment which is a single life annuity for a single person (if a person is married, the form of payment is joint and 50% to surviving spouse). For 2003, the maximum annual social security payment at age 62 for a single person is $16,716 The formula under the SERP is offset for one-half of the $16,716.

(2) Maximum normal retirement benefit is earned after 12 years of service. Under an alternative form, payments from the SERP can be guaranteed over 10 years.

         The years of service (to the nearest year) as of January 3, 2004, for the named executive officers are as follows: Messrs. Witt, 25 years; Franklin, 5 years and Audino, 39 years. Mr. Hunter joined the Company as an executive officer effective November 3, 2003, and does not participate in the SERP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In 1995, the Board of Directors of the Company adopted the Littelfuse Executive Loan Program to provide interest-free loans to management for the purpose of enabling them to exercise their Company stock options and pay the resulting income taxes. Pursuant to this Program, Mr. Witt has obtained interest-free loans from the Company in the aggregate amount of $3,521,427. Imputed interest on such loans for fiscal 2003 was $53,526. Funds obtained from such loans were used by Mr. Witt to exercise Company stock options and to pay income taxes arising from such exercise. As of July 30, 2002, the Company no longer provides loans to executives of the Company under this or any other program.

                                 PROPOSAL NO. 2

                          APPROVAL AND RATIFICATION OF
                       APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to approval of the stockholders, the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 1, 2005. The stockholders will be asked at the meeting to approve and ratify such appointment.

AUDIT AND NON-AUDIT FEES

The following table presents the approximate fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended January 3, 2004, as well as the approximate fees billed for other services rendered by Ernst & Young LLP:

                                           2003           2002
Audit fees (1)                           $585,000      $ 460,000
Audit-related fees (2)                   $377,000      $  40,000
Tax advisory services (3)                $360,000      $ 430,000
Other (4)                                $ 10,500      $  12,000

         (1) Includes fees related to statutory audits of foreign subsidiaries

         (2) Includes fees related to audits of employee benefit plans and acquisition activity during 2003

         (3) Includes fees related to tax compliance, tax advice and tax planning

         (4) Includes fees related to secretarial support functions for foreign subsidiaries

A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

RESOLVED: That the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending January 1, 2005, be approved and ratified.

STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the 2005 annual meeting of the Company's stockholders must be received at the principal executive offices of the Company by November 22, 2004, in order to be considered for inclusion in the Company's proxy materials relating to that meeting. The Company's bylaws require that in order to nominate persons to the Company's Board of Directors or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided that in the event that the date of the annual meeting to which such stockholder's notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The stockholder's notice must contain detailed information specified in the Company's bylaws. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's proxy statement for the Company's 2005 annual meeting of the Company's stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                By order of the Board of Directors,

                                Mary S. Muchoney
                                    Secretary

March 26, 2004

                                                                      APPENDIX A

                                LITTELFUSE, INC.
                             AUDIT COMMITTEE CHARTER
                               REVISED MAY 2, 2003

ORGANIZATION

The audit committee is a committee of the board of directors, which shall be comprised of directors who are independent (as such term is defined under the applicable federal securities laws and the rules and regulations of any national securities exchange upon which the Company's common stock is traded) of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members. The audit committee members shall also meet all of the other qualifications required for audit committee members from time to time by applicable federal securities laws and the rules and regulations of any national securities exchange upon which the Company's common stock is traded.

STATEMENT OF POLICY

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to accounting and reporting practices of the Company and the quality and integrity of financial reports. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

RESPONSIBILITIES

The audit committee of the Company, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such accounting firm must report directly to the audit committee. The audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee shall:

- Retain the independent auditors to audit the Company's financial statements. Have a clear understanding with the independent auditors that they are to report directly to the audit committee, who have ultimate authority to engage, evaluate and, if appropriate, terminate their services.

- Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, pre-approve all audit, review or attest engagements and permissible non-audit services to be provided to the Company by the independent auditors, and to approve the fees of the independent auditors for such services; provided, however, that in no event shall the audit committee have the authority to preapprove any non-audit services which may not be performed by the independent auditors for the Company or its subsidiaries under applicable law. At the conclusion of the audit, review the findings, comments and recommendations of the independent auditors.

- Have the authority to delegate to one or more members of the audit committee the authority to grant pre-approvals of any audit, review or attest engagements and permissible non-audit services to be performed by the independent auditors. Any member to whom such pre-approval authority is delegated shall advise the audit committee at each of its scheduled meetings of any such pre-approvals by such member since the last meeting of the audit committee.

- Have the authority to establish pre-approval policies and procedures with respect to audit, review and attest engagements and permissible non-audit services provided the policies and procedures are detailed as to the particular service and the audit committee is informed of each service and such policies and procedures do not include delegation of the audit committees responsibilities under the Securities Exchange Act of 1934 to management.

- Review with the independent auditors and the Company's financial management the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Review management's internal control report prior to its inclusion in the Company's annual report, which addresses the effectiveness of the Company's internal controls and procedures for purposes of financial reporting.

- Review any legal or regulatory matters that may have a material effect on the financial statements of the Company or related Company compliance policies.

- Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

- Review the Company's quarterly financial statements prior to the release of quarterly earnings and subsequent filing of such release with the Securities and Exchange Commission.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Review any and all reports issued by the independent auditors with respect to the Company's financial statements and accounting policies.

- Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

- Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

- Review accounting and financial personnel and succession planning within the Company.

-    Report the results of the annual audit to the board of directors.

- Review the nature and scope of non-audit services provided to the Company by the independent auditors and consider the potential effects of these other relationships on the auditors' independence.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties.

- Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

- Have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

-    Determine

                  (i) the compensation payable to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

                  (ii) compensation payable to any advisers employed by the audit committee; and

                  (iii) the ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

The audit committee is responsible for the duties set forth in this charter but is not responsible for either preparation of the financial statements or auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent auditors.

                                                                      APPENDIX B

                                LITTELFUSE, INC.

                          NOMINATING COMMITTEE CHARTER

PURPOSE

         The purpose of the Nominating Committee is to seek, evaluate and recommend to the Board of Directors qualified candidates for election to the Board of Directors.

MEMBERSHIP

         The Nominating Committee will consist of at least two members of the Board of Directors elected from time to time by the Board of Directors. The Board of Directors may designate one of such members as the Chairman of the Nominating Committee. All members of the Nominating Committee shall be "independent" as such term is used or defined in all laws, rules or regulations applicable from time to time to the Nominating Committee, including, without limitation, those of or pertaining to the Securities and Exchange Commission and The Nasdaq Stock Market.

RESPONSIBILITIES

         The Nominating Committee will seek and evaluate candidates for election to the Board of Directors and will recommend to the Board of Directors persons to be elected as directors of the Company at each annual meeting of the stockholders of the Company or at any special meeting of the stockholders of the Company at which directors are to be elected. The Nominating Committee may also evaluate and recommend to the Board of Directors candidates to fill any vacancy from time to time on the Board of Directors.

POLICIES

         - The Nominating Committee believes that it is in the best interest of the Company and its stockholders to have highly qualified persons serve as members of the Board of Directors.

         - The Nominating Committee will seek candidates with integrity, good judgment and appropriate business experience.

         - The Nominating Committee recognizes the benefit of a Board of Directors that reflects the diversity of the Company's stockholders, employees and customers and the communities in which it operates and shall actively seek qualified candidates for nomination and election to the Board of Directors in order to reflect such diversity.

         - The Nominating Committee will consider candidates recommended by all persons and entities, including candidates recommended by security holders of the Company.

         - All candidates will be evaluated by the Nominating Committee in such a manner as the Nominating Committee deems appropriate under the circumstances; provided, however, that the Nominating Committee will not use an evaluation process for candidates recommended by security holders of the Company which is materially different from the evaluation process used for any other candidates.

         - In evaluating and recommending candidates, the Nominating Committee will take into consideration such factors as it deems appropriate. These factors may include experience as an executive or director of a publicly traded company, the familiarity of a candidate with the business of the Company and its industry, the availability of a candidate to actively participate in meetings of the Board of Directors and its committees, the experience of a candidate in the preparation or evaluation of financial statements, diversity, and the ability of a candidate to interact in a productive manner with the other members of the Board of Directors.

PROCEDURES TO RECOMMEND CANDIDATES TO NOMINATING COMMITTEE

         Any person or entity desiring to recommend a person to the Nominating Committee as a candidate for election to the Board of Directors may deliver such recommendation in writing either to the Secretary of the Company or directly to any member of the Nominating Committee, which recommendation should be accompanied by appropriate written information describing such person, his or her education, his or her business experience and employment history, and such other information which would be helpful to the Nominating Committee in evaluating such person.

PROCESS FOR IDENTIFYING AND EVALUATING CANDIDATES

         The Nominating Committee will consider as a candidate any director of the Company who has indicated to the Nominating Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any person or entity. The Nominating Committee may also undertake its own search process for candidates and may retain the services of third parties to assist in any such search. The Nominating Committee may use any process it deems appropriate for the purpose of evaluating candidates which is consistent with the policies set forth in this Charter, which process may include, without limitation, personal interviews, background checks, written submissions by the candidates and third party references.

MINIMUM QUALIFICATIONS AND SPECIFIC QUALITIES OF CANDIDATES

         The Nominating Committee may, but shall not be required to, establish minimum qualifications that the Nominating Committee believes must be met by a candidate and/or specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company's directors to possess.

MEETINGS

         The Nominating Committee shall meet at least once each calendar year to evaluate candidates.

RESOURCES AND AUTHORITY OF THE NOMINATING COMMITTEE

         The Nominating Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including, without limitation, the authority to select, retain, terminate and approve the fees and other retention terms of counsel and other experts or consultants as it deems appropriate without seeking approval of the Board of Directors or management of the Company.

                                LITTELFUSE, INC.
                PROXY CARD FOR ANNUAL MEETING ON APRIL 30, 2004


         The undersigned hereby appoints Philip G. Franklin and Mary S. Muchoney, jointly and severally, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday April 30, 2004, at 9:00 a.m. local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AN ADJOURNMENT THEREOF.



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      Account                      No. of Shares              Proxy No.

                                                             LITTELFUSE, INC.
                                    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                           For   Withhold  For All                                           For  Against  Abstain
1. Election of seven nominees to the       All     All     Except    2. Approval and ratification of the
   Board of Directors to serve terms of                                 Directors' appointment of
   one year or until their successors                                   Ernst & Young LLP as the Company's
   are elected.                             [ ]     [ ]      [ ]        independent auditors for the fiscal  [ ]     [ ]      [ ]
                                                                        year ending January 1, 2005.

    Howard B. Witt, John P. Driscoll,
    Anthony Grillo, Gordon Hunter,
    Bruce A. Karsh, John E. Major and
    Ronald L. Schubel

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line though that nominee's name)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                                                      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                                                                      A VOTE "FOR" THESE PROPOSALS.

                                                                      Dated:                                    , 2004
                                                                            ------------------------------------
                                                                      Signature
                                                                               ---------------------------------------
                                                                      Signature
                                                                               ---------------------------------------

                                                                       Please sign exactly as name appears on stock
                                                                       certificate(s). Executors, administrators,
                                                                       trustees, guardians, attorneys-in-fact, etc.,
                                                                       should give their full titles. If signer is a
                                                                       corporation, please give full corporate name and
                                                                       have a duly authorized officer sign, stating
                                                                       title. If a partnership, please sign in partnership
                                                                       name by authorized person. If a limited liability
                                                                       company, please sign in limited liability company
                                                                       name by authorized person. If stock is registered
                                                                       in two names, both should sign.

                                                                        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



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